UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2023

BiomX Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38762	82-3364020
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

22 Einstein St., Floor 4 Ness Ziona, Israel	7414003
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +972 723942377

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Common Stock, $0.0001 par value, and one Warrant entitling the holder to receive one half share of Common Stock	PHGE.U	NYSE American
Shares of Common Stock, $0.0001 par value	PHGE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On October 12, 2023, the Board of Directors (the “Board”) of BiomX Inc. (the “Company”), pursuant to a recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Eddie Williams to serve as Class I Director of the Company, with a term expiring at the Company’s 2024 annual meeting of stockholders, in order to fill an existing vacancy on the Board.

Mr. Williams, age 67, has served as a member of the board of directors of BioAtla, Inc. (Nasdaq: BCAB), a publicly traded biotechnology company focusing on oncology, since December 2021. From January 2018 to December 2022, he served as a member of the board of directors of Catalyst Biosciences Inc. (Nasdaq: CBIO), a publicly traded biopharmaceutical company. From March 2020 to September 2022, Mr. Williams held the positions of Special Advisor to the Chief Executive Officer and Interim Chief Commercial Officer of Ascendis Pharma, Inc. (“Ascendis”). Prior to Ascendis, from 2006 to January 2017, Mr. Williams served as Senior Vice President and General Manager of Novo Nordisk, Inc. (“Novo”), a multinational pharmaceutical and biotech company. Prior to Novo, from 2003 to 2006, Mr. Williams served as Vice President of Sales at the Respiratory and Dermatology Business Unit at Novartis Pharmaceuticals Corporation. Mr, Williams started his career in 2000 at Pharmacia & Upjohn, where he served as Vice President of Sales until July 2001 and then as Regional Vice President of Sales of Northeast Region, from July 2001 until May 2003. Mr. Williams holds a B.S. in Biology and Chemistry from the Marshall University, Huntington, WV, and the Grambling State University, Grambling, LA.

There is no arrangement or understanding between Mr. Williams and any other person pursuant to which Mr. Williams was selected as a Director. There are no transactions, relationships or agreements between Mr. Williams and the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

The Board concluded that Mr. Williams is qualified to serve as a Director and is independent under the rules of the NYSE American LLC. For his service as a Director, Mr. Williams will be entitled to the compensation the Company generally provides to its Directors, with the annual cash fees prorated.

In connection with his appointment, the Company entered into an indemnification agreement with Mr. Williams, effective as of October 12, 2023, on substantially the same terms as the agreements previously entered between the Company and each of its other Directors. The form of indemnification agreement entered into between the Company and its Directors is filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q, filed on May 15, 2023, and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOMX INC.

October 18, 2023	By:	/s/ Jonathan Solomon
		Name:	Jonathan Solomon
		Title:	Chief Executive Officer